	A Class	C Class	H Class	Institutional	P Class
72. DD) Total income distributions
Managed Futures Strategy Fund	494	399	n/a	453	992
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	12	6	87	n/a	n/a
72. EE) Total capital gains distributions
Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
73. A) Total income distribution pershare
Managed Futures Strategy Fund	0.9024	0.9024	n/a	0.9024	0.9024
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	1.3191	1.3191	1.3191	n/a	n/a
73. B) Total capital gains distribution pershare
Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
74.U) Shares outstanding
Managed Futures Strategy Fund	554	471	n/a	527	1,114
Multi-Hedge Strategies Fund	488	334	n/a	998	564
Commodities Strategy Fund	9	4	68	n/a	n/a
74. V) Net asset value pershare
Managed Futures Strategy Fund	$19.19	$17.49	$n/a	$19.61	$19.23
Multi-Hedge Strategies Fund	$24.91	$22.68	$n/a	$25.42	$24.93
Commodities Strategy Fund	$88.34	$79.89	$88.39	$n/a	$n/a